Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 29, 2025, relating to the financial statements and financial highlights of Innovator Equity Defined Protection ETF - 6 Mo Jan/Jul, Innovator Equity Defined Protection ETF - 6 Mo Apr/Oct, Innovator Equity Defined Protection ETF - 1 Yr January, Innovator Equity Defined Protection ETF - 1 Yr February, Innovator Equity Defined Protection ETF - 1 Yr March, Innovator Equity Defined Protection ETF - 1 Yr April, Innovator Equity Defined Protection ETF - 1 Yr May, Innovator Equity Defined Protection ETF - 1 Yr June, Innovator Equity Defined Protection ETF - 1 Yr July, Innovator Equity Defined Protection ETF - 1 Yr August, Innovator Equity Defined Protection ETF - 1 Yr September, Innovator Equity Defined Protection ETF - 1 Yr October, Innovator Equity Defined Protection ETF - 1 Yr November, Innovator Equity Defined Protection ETF - 1 Yr December, Innovator Equity Defined Protection ETF - 2 Yr to April 2026, Innovator Equity Defined Protection ETF - 2 Yr to July 2026, Innovator Equity Defined Protection ETF - 2 Yr to October 2026, Innovator Equity Defined Protection ETF - 2 Yr to January 2027, Innovator Equity Defined Protection ETF - 2 Yr to April 2027, Innovator Equity Defined Protection ETF - 2 Yr to July 2027, Innovator Equity Defined Protection ETF - 2 Yr to October 2027, and Innovator Equity Defined Protection ETF - 2 Yr to January 2028 (formerly known as Innovator Equity Defined Protection ETF - 2 Yr to January 2026), each a series of Innovator ETFs Trust, which are included in Form N-CSR for the year or period ended October 31, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 26, 2026